Exhibit 99.1

PeerLogix Appoints Chief Accounting Officer

Charles Gonsher Joins from Google Ventures

NEW YORK, NY – September 30, 2015 – PeerLogix, Inc. (the “Company”) (LOGX), an advertising technology and data aggregation provider, has hired Charles Gonsher as its Chief Accounting Officer. Mr. Gonsher’s appointment is crucial to the PeerLogix team, as the Company expects to launch its proprietary software as a service, or SAAS, platform and become revenue generating over the next few months. PeerLogix’ SAAS platform will enable the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption.

Charles Gonsher joins from Google Ventures, after two and a half years on its venture capital finance team. Mr. Gonsher managed a team of analysts in geocommerce financial operations activity for the purposes of seed, growth and venture funding on behalf of Google’s investments in technology startups across the United States and internationally.

William Gorfein, Co-founder and CEO of PeerLogix, stated, “We are very excited to Charles join our team. We believe now is the right time for us create an experienced and capable financial team, as we transition to becoming a revenue generating company. Charles’ recent experience at Google Ventures adds a strategic component to our team with his knowledge and ability for investments, financings and acquisitions. We welcome Charles to the PeerLogix team and being part of a company helping the entertainment world connect with the content-sharing community.”

Charles Gonsher, Chief Accounting Officer, stated, “I am eager to provide PeerLogix with my financial acumen as they transition to being a publicly traded company. As PeerLogix continues to evolve into a global diversified digital media company, having a strong financial backbone is critical to achieving overall growth objectives in the present and beyond. Through our position on bringing swift change to the Torrent media marketplace and looking ahead to commercialization of the software platform next month, my efforts will be focused on generating revenue and introducing an extremely viable product to the geocommerce sector of the technology industry. I am excited to be a part of a Company so innovative in their vision and take pride not only in our team, but am also confident in the upwards trajectory of PeerLogix.”

About PeerLogix

PeerLogix is an advertising technology and data aggregation company providing a proprietary software as a service, or SAAS, platform which enables the tracking and cataloguing of Torrent files and Torrent networks in order to determine consumer trends and preferences based upon media consumption. PeerLogix’s patent pending platform collects Torrent data, including IP addresses of the uploading and downloading parties (e.g., location), the name, file type, media type (whether movie, television, documentary, music, e-books, software, etc.), and genre of media downloaded, and utilizes licensed and publicly available demographic and other databases to further filter the collected data to provide insights into consumer preferences to digital advertising firms, product and media companies, entertainment studios and others.

Torrent is a geography agnostic platform used by approximately 130 million people worldwide to share TV shows, movies, music, pictures, video games, e-books and software with one another. All major entertainment and media content is available to consumers using Torrent to access media. Of this population of Torrent users, approximately 40 million reside in the United States and 90 million are distributed throughout all major and developing countries of the world.

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Forward Looking Statement

Certain of the statements contained in this herein include future expectations, contain projections of results of operations or financial condition or state other “forward-looking” information. The information contained in this includes some statements that are not purely historical and contain “forward-looking statements,” as defined by the Private Securities Litigation Reform Act of 1995,that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the Company’s and its management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including the Company’s financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “should,” “could,” “will,” “plan,” “future,” “continue,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, the actual results could differ materially from the forward-looking statements contained in PeerLogix forward-looking statements.

Contact:

William Gorfein
Chief Executive Officer
PeerLogix, Inc.
646-598-4640
info@peerlogix.com

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